Exhibit 99.1

Hexion Inc. 180 East Broad Street Columbus, OH 43215 hexion.com	NEWS RELEASE
FOR IMMEDIATE RELEASE
Hexion Inc. Announces
Proposed $450 Million Debt Offering
COLUMBUS, Ohio - (June 19, 2019) - Hexion Inc. (the “Company”) announced today that it is proposing to issue $450 million aggregate principal amount of new senior unsecured notes due 2027 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed on a senior basis by the Company’s existing domestic subsidiaries that guarantee obligations under the credit facilities to be entered into upon the Company’s emergence from bankruptcy.
The Company intends to use the net proceeds from the offering of the Notes to fund the repayment of its existing debtor-in-possession credit facilities and the other distributions provided for under the Plan of Reorganization (the “Plan”) in connection with the emergence proceedings under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and to pay certain fees and expenses relating to the foregoing and its emergence from bankruptcy. The proposed offering of the Notes is subject to market and other conditions, and may not occur as described or at all.
The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction not subject to the registration requirements of the Securities Act or any state securities laws.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities nor will there be any sales of the Notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.
Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “might,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 cases in general, the effectiveness of the overall restructuring activities pursuant to the Chapter 11 filings and any additional strategies that we may employ to address our liquidity and capital resources, the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 cases, restrictions on us due to the terms of the credit facilities that we entered into in connection with the Chapter 11 cases and restrictions imposed by the Bankruptcy Court, our ability to effectuate the Chapter 11 plan of reorganization described in the restructuring support agreement with certain of our equityholders and creditors, our ability to continue as a going concern, effects of disruption from the Chapter 11 cases and any restructuring transactions, the timing for resolving and any impact of the network security incident, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the loss of, or difficulties with the further realization of, cost savings in connection with our strategic initiatives, the impact of our substantial indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, pricing actions by our competitors that could affect our operating margins, changes in governmental regulations and related compliance and litigation costs and the other factors listed in the Risk Factors section of our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section of our most recent filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About the Company
Based in Columbus, Ohio, Hexion Inc. is a global leader in thermoset resins. Hexion Inc. serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Additional information about Hexion Inc. and its products is available at www.hexion.com.
Contacts
Investors and Media:
John Kompa
614-225-2223
john.kompa@hexion.com